UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — October 11, 2006
COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction)	333-124334 (Commission File Number)	36-4410887 (I.R.S. Employer of Incorporation Identification No.)
1530 Shields Drive, Waukegan, Illinois 60085
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 672-2300
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Contract
     On October 11, 2006, Coleman Cable, Inc. (“we”) completed the private placement of 8,400,000 shares of common stock for a price of $15 per share. The net proceeds of the offering were approximately $116 million and will be used to repay our borrowings under our credit agreement, repurchase shares from certain of our shareholders and for working capital purposes.
     We have agreed to file with the SEC as soon as reasonably practicable a shelf registration statement registering for resale the shares of our common stock sold in the above referenced offering. We also have agreed to use commercially reasonable efforts to list our shares for trading on NASDAQ. The common stock sold in the above referenced offering has not been registered under the Securities Act of 1933 or securities laws of any jurisdiction and is subject to transfer restrictions.
Item 3.02 Unregistered Sales of Equity Securities
     See Item 1.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.
	By:	/s/ Richard N. Burger
Richard N. Burger
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

DATE: October 11, 2006

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